UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 1, 2007 (October 26, 2007)
NOVELLUS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
California
(State or Other Jurisdiction of Incorporation)

0-17157 (Commission File Number)	77-0024666 (I.R.S. Employer Identification No.)
4000 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)
(408) 943-9700
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.02(b).
In connection with the appointment of John Hertz as Novellus Systems, Inc.’s (the “Company”) Principal Accounting Officer, described in Item 5.02(c) below, William H. Kurtz, who is the Company’s Chief Financial Officer and has been the Company’s acting Principal Accounting Officer, was replaced by Mr. Hertz as Principal Accounting Officer of the Company, effective October 26, 2007. Mr. Kurtz will continue as the Company’s Executive Vice President and Chief Financial Officer.
Item 5.02(c).
Effective October 26, 2007, the board of directors of the Company appointed John Hertz, age 41, to discharge the duties of Principal Accounting Officer of the Company.
Mr. Hertz is currently Vice President and Corporate Controller of the Company, a position he has held since joining the Company in June 2007. Prior to joining the Company, Mr. Hertz worked for Intel Corporation, a producer of microchips, computing and communications products, where he held a number of positions, including Central Finance Controller of the Digital Enterprise Group from October 2006 through June 2007, Finance Controller of the Enterprise Platform Services Division from April 2005 through October 2005 and Accounting Policy Controller from June 2000 through April 2005. Mr. Hertz received his Bachelor of Science in Business with an accounting emphasis from Montana State University and was a Practice Fellow at the Financial Accounting Standards Board from July 1998 to June 2000.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELLUS SYSTEMS, INC.
By:	/s/ Martin J. Collins
Martin J. Collins,
Senior Vice President and General Counsel

Date: November 1, 2007